Exhibit (h)(4)(v)

Execution

Amendment

To

Transfer Agency Services Agreement

(Aetna Agreement)

This Amendment To Transfer Agency Services Agreement ("Amendment"), dated as of October 21, 2022 ("Effective Date"), is being entered into by and between BNY Mellon Investment Servicing (US) Inc. ("BNYM") and each of the investment companies listed on the signature page to this Amendment (individually, "Investment Company"; collectively, "Investment Companies"), on its own behalf and to the extent the Investment Company has portfolios listed on Exhibit A hereto (individually, "Portfolio"; collectively, "Portfolios"), on behalf of each such Portfolio.

Background

BNYM (under its former name, PNC Global Investment Servicing (U.S.) Inc.) and the Investment Companies previously entered into that certain Transfer Agency Services Agreement, dated as of February 25, 2009, several amendments thereto amending Exhibit A, an Adoption Agreement, dated August 2, 2010 and an Amendment To Transfer Agency Services Agreement dated as of January 1, 2019, an Amendment To Transfer Agency Services Agreement dated as of May 1, 2019, and an Amendment To Transfer Agency Services Agreement dated as of November 8, 2019 (collectively, the "Current Aetna Agreement"). The parties intend that the Current Aetna Agreement be amended as set forth in this Amendment.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.Modifications to Current Aetna Agreement. The Current Aetna Agreement is hereby amended by deleting and replacing Exhibit A in its entirety with the Exhibit A attached to this Amendment, dated as of October 21, 2022, between BNYM and the Investment Companies (the Current Aetna Agreement as so amended being the "Amended Aetna Agreement").

2.Remainder of Current Aetna Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Current Aetna Agreement shall remain in full force and effect.

3.Governing Law. The governing law provision of the Current Aetna Agreement shall be the governing law provision of this Amendment.

4.Entire Agreement. This Amendment constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Aetna Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.Facsimile Signatures; Counterparts. This Amendment may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment or of executed signature pages to this Amendment by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective

 Execution

execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment To Transfer Agency Services Agreement to be executed by their duly authorized officers as of the Effective Date.

BNY Mellon Investment Servicing (US) Inc.		Voya Balanced Portfolio, Inc.
Voya Government Money Market Portfolio
Voya Intermediate Bond Portfolio
By:	/s/ Sean Brumble____________________	Voya Series Fund, Inc.
Voya Strategic Allocation Portfolios, Inc.
Name: Sean Brumble______________________		Voya Variable Funds
Voya Variable Portfolios, Inc.
Title:	Managing Director__________________
Each on its own behalf and, to the extent
applicable, on behalf of each of its Portfolios listed
on Exhibit A to the Amended Aetna Agreement,
each in its individual and separate capacity
		By:	/s/ Todd Modic___________________
		Name:	Todd Modic______________________
		Title:	Senior Vice President ______________

Execution

EXHIBIT A

(Aetna Agreement)

(Dated: October 21, 2022)

THIS EXHIBIT A (Aetna Agreement) is Exhibit A to that certain Transfer Agency Services Agreement, dated as of February 25, 2009, between BNY Mellon Investment Servicing (US) Inc., formerly PNC Global Investment Servicing (U.S.) Inc., and the Investment Companies and Portfolios listed below.

Voya Balanced Portfolio, Inc.

Voya Balanced Portfolio

Voya Government Money Market Portfolio

Voya Intermediate Bond Portfolio

Voya Strategic Allocation Portfolios, Inc.

Voya Strategic Allocation Conservative Portfolio

Voya Strategic Allocation Growth Portfolio

Voya Strategic Allocation Moderate Portfolio

Voya Variable Funds

Voya Growth and Income Portfolio

Voya Variable Portfolios, Inc.

Voya Emerging Markets Index Portfolio

Voya Global High Dividend Low Volatility Portfolio (formerly, Voya Global Equity Portfolio, effective May 1, 2020) Voya Hang Seng Index Portfolio1

Voya Index Plus LargeCap Portfolio

Voya Index Plus MidCap Portfolio

Voya Index Plus SmallCap Portfolio Voya International Index Portfolio Voya Japan TOPIX Index® Portfolio1

Voya Russell™ Large Cap Growth Index Portfolio

Voya Russell™ Large Cap Index Portfolio

Voya Russell™ Large Cap Value Index Portfolio

Voya Russell™ Mid Cap Growth Index Portfolio

Voya Russell™ Mid Cap Index Portfolio

Voya Russell™ Small Cap Index Portfolio

Voya Small Company Portfolio

Voya U.S. Bond Index Portfolio

Voya VACS Index Series EM Portfolio

Voya VACS Index Series I Portfolio

Voya VACS Index Series MC Portfolio

Voya VACS Index Series SC Portfolio

1Liquidated at the close of business on April 24, 2020. Will not appear on future Exhibit A.